Exhibit 99.1

VIROPHARMA INCORPORATED Contacts:

Vincent J. Milano

President and Chief Executive Officer

Phone (610) 321- 6225

Robert A. Doody

Manager, Investor Relations

Phone (610) 321- 6290

Kristina M. Broadbelt (for media)

Assistant Director, PR & Advocacy

Phone (610) 321- 2358

VIROPHARMA INCORPORATED COMPLETES ACQUISITION OF LEV

PHARMACEUTICALS

- Completion Follows FDA’s Grant of Seven Years of Cinryze™ Marketing Exclusivity for

Prophylaxis against Hereditary Angioedema -

EXTON, Pa., October 21, 2008 — ViroPharma Incorporated (Nasdaq: VPHM) today announced it has completed its acquisition of Lev Pharmaceuticals (OTCC: LEVP) following the approval earlier today of the transaction by Lev stockholders. Lev stockholders will receive $2.25 in cash, 0.042146 shares of ViroPharma common stock and one non-transferable contingent value right which entitles the holder to receive up to two contingent payments of $0.50 each in cash, payable upon the achievement of certain regulatory and commercial milestones, for each share of Lev common stock that they own. The total number of ViroPharma shares to be issued as part of the merger consideration is 7,286,286.

With the acquisition of Lev Pharmaceuticals, ViroPharma takes a significant step in broadening its portfolio of treatments for significant unmet medical needs, by acquiring Cinryze C1 esterase inhibitor (human), which recently received marketing approval by the U.S. Food and Drug Administration for routine prophylaxis against angioedema attacks in adolescent and adult patients with hereditary angioedema (HAE).

Hereditary angioedema, or C1 esterase inhibitor (C1-INH) deficiency, is a dangerous and potentially deadly inflammatory disease affecting up to 10,000 patients in the United States, caused by a genetic deficiency in an essential protein called C1 esterase inhibitor. Clinical studies have shown that prophylactic use of Cinryze, which increases the levels of C1 esterase inhibitor in the bloodstream, can significantly reduce the severity, duration and frequency of HAE attacks.

Separately, ViroPharma announced that the U.S. Food and Drug Administration (FDA) granted seven years of marketing exclusivity to Cinryze C1 inhibitor (human) for routine prophylaxis of hereditary angioedema (HAE) pursuant to the Orphan Drug Act. Lev originally received orphan drug designation for Cinryze by the Office of Orphan Products Development on July 16, 2004.

“We are extremely excited to receive the grant of seven years of market exclusivity for Cinryze in prophylaxis against HAE, and to complete this acquisition; we now turn our attention to finalizing a robust patient access program and launching Cinryze into the HAE prophylaxis market,” commented Vincent Milano, ViroPharma’s president and chief executive officer. “Cinryze is not only a life-saving therapy treating a very dangerous disease, but also a product capable of significantly improving the everyday lives of patients. We are committed to the launch, and to ensuring that patients around the country suffering from this debilitating disease have access to the drug.”

“We are pleased that we have completed this acquisition by ViroPharma and are confident in their commitment to ensuring that all patients who need access to Cinryze will have access to this life-saving therapy,” commented Judson Cooper, Lev’s former chairman of the board. “This transaction provides our stockholders with attractive financial terms, through the upfront payment and the opportunity to continue to share in the success of the drug through the ownership of ViroPharma shares and the contingent value rights.”

Share exchange information and a letter of transmittal will be emailed to Lev stockholders shortly. If you have any questions, please contact ViroPharma’s exchange agent, StockTrans, at (800) 733-1121.

Conference Call and Webcast Information

ViroPharma intends to discuss the approval and indication of Cinryze during its third quarter 2008 financial conference call, to be held on Wednesday October 29, 2008 at 9:00 am. The live webcast of the conference call will be accessible via ViroPharma’s corporate website at http://www.viropharma.com. An audio archive will be available at the same address until November 15, 2008. To participate in the conference call, please dial 877-366-0713 (domestic) and 302-607-2000 (international). After placing the call, please tell the operator you wish to join the ViroPharma investor conference call.

About Cinryze C1 Inhibitor (human)

Cinryze is a highly purified, pasteurized and nanofiltered plasma-derived C1 inhibitor product that has been approved by FDA for routine prophylaxis against angioedema attacks in adolescent and adult patients with HAE. C1 inhibitor therapy has been used acutely for more than 30 years in Europe to treat patients with C1 inhibitor deficiency.

In the Phase 3 prophylactic treatment trial, Cinryze significantly decreased the number of HAE attacks compared to placebo. The trial had a crossover design with 22 subjects in the efficacy data set. The difference between the number of angioedema attacks during treatment with Cinryze and the number during treatment with placebo was statistically significant (p<0.0001). During 12 weeks of prophylactic treatment with Cinryze, the number of attacks per patient ranged from 0 to 17 with a mean of 6.1 and a median of 6 attacks. During 12 weeks of treatment with placebo, the number of attacks per patient ranged from 6 to 22 with a mean of 12.7 and a median of 13.5 attacks. The clinically and statistically significant results for the primary endpoint demonstrating the efficacy of Cinryze were supported by statistically significant and clinically meaningful differences in all of the secondary endpoints, with Cinryze demonstrating reductions in the severity and duration of attacks and the number of days of swelling.

Cinryze has been well tolerated. The most common adverse reactions observed have been upper respiratory infection, sinusitis, rash and headache. No drug-related serious adverse events (SAEs) have been observed in clinical trials. Severe hypersensitivity reactions may occur. Thrombotic events have occurred in patients receiving high dose off-label C1 inhibitor therapy well above the approved treatment dosage regimen. With any blood or plasma derived product, there may be a risk of transmission of infectious agents, e.g. viruses and, theoretically, the CJD agent. The risk has been reduced by screening patients for prior exposure to certain virus infections and by manufacturing steps to reduce the risk of viral transmission including pasteurization and nanofiltration.

Cinryze is for intravenous use only. A dose of 1000 Units Cinryze can be administered every 3 or 4 days for routine prophylaxis against angioedema attacks in HAE patients. Cinryze is administered at an injection rate of 1 mL per minute.

About Hereditary Angioedema

HAE is the result of a defect in the gene controlling the synthesis of C1 inhibitor. C1 inhibitor maintains the natural regulation of the contact, complement, and fibrinolytic systems, that when left unrestricted, can initiate or perpetuate an attack by consuming the already low levels of endogenous C1 inhibitor in HAE patients. Patients with C1 inhibitor deficiency experience recurrent, unpredictable, debilitating, and potentially life threatening attacks of inflammation affecting the larynx, abdomen, face, extremities and urogenital tract. While there is no approved therapy for acute HAE attacks in the U.S., a commercially available C1 inhibitor has been used in Europe to treat HAE for more than 35 years. There are estimated to be 10,000 people with HAE in the U.S.

Additional information on HAE can be obtained from the U.S. Hereditary Angioedema Association at www.haea.org.

About ViroPharma Incorporated

ViroPharma Incorporated is a biopharmaceutical company dedicated to the development and commercialization of products that address serious diseases treated by physician specialists and in hospital settings. ViroPharma commercializes Vancocin® (vancomycin hydrochloride capsules, USP), approved for oral administration for treatment of antibiotic-associated pseudomembranous colitis caused by Clostridium difficile and enterocolitis caused by Staphylococcus aureus, including methicillin-resistant strains, and Cinryze (C1 inhibitor (human)) for routine prophylaxis against angioedema attacks in adolescent and adult patients with hereditary angioedema (HAE), also known as C1 inhibitor deficiency (for prescribing information on ViroPharma’s commercial products, please download the package inserts at http://www.viropharma.com/Products.aspx). ViroPharma currently focuses its drug development activities in diseases including cytomegalovirus (CMV), HAE and C. difficile.

ViroPharma routinely posts information, including press releases, which may be important to investors in the investor relations and media sections of our company’s web site, www.viropharma.com. The company encourages investors to consult these sections for more information on ViroPharma and our business.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors could cause actual results or events to differ materially from the forward-looking statements that we make, including risks related to market acceptance of Cinryze, maintaining the orphan drug status associated with Cinryze, our ability to develop and maintain a robust patient access program which ensures that patients have access to Cinryze, the number of patients in U.S. suffering from HAE; our ability to manufacture and commercialize Cinryze, the possibility that other companies will seek to enter the same market or markets, the availability and extent of reimbursement for Cinryze, or that Cinryze will receive approval from the U.S. Food and Drug Administration for the acute treatment of HAE and ViroPharma receives orphan exclusivity for Cinryze encompassing the acute treatment of HAE to the exclusion of all other human C1 inhibitor products; or that the conditions resulting in payment of the contingent rights will occur.. The development and commercialization of pharmaceutical products is subject to risks and uncertainties which could result in decreases in the value of our common stock. These factors, and other factors, including, but not limited to those described in ViroPharma’s annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission during 2008, could cause future results to differ materially from the expectations expressed in this press release. The forward-looking statements contained in this press release may become outdated over time. ViroPharma does not assume any responsibility for updating any forward-looking statements.

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